UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

QC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Kansas	43-1209939
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2812 West 47th Avenue, Kansas City, KS	66103
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-115297

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not applicable	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share, of QC Holdings, Inc.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.01 per share (the “Common Stock”), of QC Holdings, Inc., a Kansas corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-115297, filed with the Securities and Exchange Commission on May 7, 2004, as amended (the “Registration Statement”), and is incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Description of Document

3.1*	Articles of Incorporation of the Registrant (as currently in effect).

3.2*	Certificate of Amendment to Articles of Incorporation of the Registrant.

3.3*	Bylaws of the Registrant (as currently in effect).

3.4*	Form of Amended and Restated Articles of Incorporation of the Registrant (to be filed with the Kansas Secretary of State prior to closing of the offering referred to in the Registration Statement).

3.5*	Form of Amended and Restated Bylaws of the Registrant (to be adopted prior to closing of the offering referred to in the Registration Statement).

4.1*	Specimen Stock Certificate.

*	Filed as an exhibit to the Registration Statement No. 333-115297 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

QC HOLDINGS, INC.

Date: July 9, 2004	By:	/s/ DARRIN J. ANDERSEN
Darrin J. Andersen, President and Chief Operating Officer